CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Form 10-KSB of our report dated March 14, 2001, relating to the consolidated financial statements of NBG Radio Network, Inc. and subsidiaries.




Moss Adams LLP
Portland, Oregon
March 14, 2001